EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                                       State or Other
                                                                       Jurisdiction of           Percentage
                                                                       Incorporation             Ownership
                                                                       ---------------           ----------
Parent
------

CFS Bancshares, Inc.                                                   Delaware                    N/A


Subsidiary (1)
----------

Citizens Federal Savings Bank                                          United States               100%


Subsidiaries of Citizens Federal Savings Bank (1)
---------------------------------------------

Citizens Service Corporation                                           Alabama                     100%

__________
(1) The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in the Annual Report to Stockholders attached hereto as Exhibit 13.